As filed with the Securities and Exchange Commission on December 21, 2018

Registration Statement No. [________]

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

IntelGenx Technologies Corp.
(Exact Name of Registrant as Specified in its Charter)

Delaware	2834	87-0638336
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)

6420 Abrams, Ville Saint Laurent
Quebec, H4S 1Y2 Canada
(514) 331-7440
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Horst G. Zerbe
Chief Executive Officer
IntelGenx Technologies Corp.
6420 Abrams, Ville Saint Laurent
Quebec, H4S 1Y2 Canada
(514) 331-7440
(Name, address, including zip code, and telephone number, including area code, of agent for service)

With Copies of Communications to:

Richard Raymer
James Guttman
Dorsey & Whitney LLP
TD Canada Trust Tower
Brookfield Place, 161 Bay Street, Suite 4310
Toronto, Ontario M5J 2S1 Canada
Tel: (416) 367-7370

Approximate Date of Commencement of Proposed Sale to the Public: As soon as possible after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”), check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [   ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer [ ]	Accelerated filer [ ]

Non-accelerated filer [ ]	Smaller reporting company [X]
Emerging growth company [ ]

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common stock issuable upon exercise of the Warrants	9,023,962	$1.00(2)	$9,023,962(2)	$1,094
Common stock issuable upon exercise of the Placement Agent Warrants	1,226,360	$0.875(3)	$1,073,065(3)	$131
Total	10,250,322		$10,097,027	$1,225

(1)

Pursuant to Rule 416 under the Securities Act of 1933 (the “Securities Act”), the common stock being registered hereunder include such indeterminate number of shares as may be issuable as a result of stock splits, stock dividends or similar transactions.

(2)	Calculated using the exercise price of the Warrants pursuant to Rule 457(g).
(3)	Calculated using the exercise price of the Placement Agent Warrants pursuant to Rule 457(g).

The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED DECEMBER 21, 2018

PROSPECTUS

IntelGenx Technologies Corp.

9,023,962 Shares of Common Stock Issuable Upon Exercise of Warrants

1,226,360 Shares of Common Stock Issuable Upon Exercise of Placement Agent Warrants

This prospectus relates to the shares of our common stock (“Common Stock”) issuable upon the exercise of our outstanding common stock purchase warrants (the “Warrants”) and placement agent warrants (the “Placement Agent Warrants”) issued on October 22, 2018 and October 26, 2018. The Warrants and Placement Agent Warrants were registered by us pursuant to a prospectus supplement dated October 19, 2018 and a related base prospectus dated October 4, 2018. The ongoing offer for sale of our Common Stock issuable upon exercise of such Warrants and Placement Agent Warrants is being made pursuant to this prospectus.

The outstanding Warrants to purchase a total of 9,023,962 shares of our Common Stock are exercisable until October 22, 2021 at a current exercise price of $1.00 per share of our Common Stock and the 1,226,360 Placement Agent Warrants are exercisable until October 22, 2021 at a current exercise price of $0.875 per share of our Common Stock The exercise price of the Warrants and Placement Agent Warrants are subject to adjustment under conditions specified in this prospectus.

Our Common Stock is quoted on the OTCQX under the symbol “IGXT” and on the TSX Venture Exchange (the “TSX-V”) under the symbol “IGX”. The closing price of our Common Stock as quoted on the OTCQX on December 20, 2018 was $0.50, and the closing price of our Common Stock on the TSX-V on December 20, 2018 was CDN$0.66. There is no trading market for the Warrants and we do not intend to list the Warrants on any national securities exchange or quotation system. Without an active market, the liquidity of the Warrants will be limited.

Investing in our securities involves a high degree of risk. You should invest in the Common Stock only if you can afford to lose your entire investment. See “Risk Factors” beginning on page 11.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is

You should rely only on the information contained in this prospectus and any related free writing prospectus that we may provide to you in connection with this offering. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus is accurate only as of the date on the front cover of this prospectus. Our business, financial condition, results of operations and prospects may have changed since that date. Neither the delivery of this prospectus nor any sale made in connection with this prospectus shall, under any circumstances, create any implication that there has been no change in our affairs since the date of this prospectus or that the information contained in this prospectus is correct as of any time after its date.

FORWARD-LOOKING STATEMENTS

Certain statements included or incorporated by reference in this prospectus constitute forward-looking statements within the meaning of applicable securities laws. All statements contained in this registration statement that are not clearly historical in nature are forward-looking, and the words “anticipate”, “believe”, “continue”, “expect”, “estimate”, “intend”, “may”, “plan”, “will”, “shall” and other similar expressions are generally intended to identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All forward-looking statements are based on our beliefs and assumptions based on information available at the time the assumption was made. These forward-looking statements are not based on historical facts but on management’s expectations regarding future growth, results of operations, performance, future capital and other expenditures (including the amount, nature and sources of funding thereof), competitive advantages, business prospects and opportunities. Forward-looking statements involve significant known and unknown risks, uncertainties, assumptions and other factors that may cause our actual results, levels of activity, performance or achievements to differ materially from those implied by forward-looking statements. These factors should be considered carefully and prospective investors should not place undue reliance on the forward-looking statements. Although the forward-looking statements contained in this registration statement or incorporated by reference herein are based upon what management believes to be reasonable assumptions, there is no assurance that actual results will be consistent with these forward-looking statements. These forward-looking statements are made as of the date of this registration statement or as of the date specified in the documents incorporated by reference herein, as the case may be.

Forward-looking statements relate to analyses and other information that are based on forecasts of future results, estimates of amounts not yet determinable and other uncertain events. Forward-looking statements, by their nature, are based on assumptions, including those described below, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements to differ materially from those expressed in the forward-looking statements. Any forecasts or forward-looking predictions or statements cannot be relied upon due to, among other things, changing external events and general uncertainties of the business. Results indicated in forward-looking statements may differ materially from actual results for a number of reasons, including without limitation, risks associated with the ability to obtain sufficient and suitable financing to support operations, R&D clinical trials and commercialization of products; the ability to execute partnerships and corporate alliances; uncertainties relating to the regulatory approval process; the ability to develop drug delivery technologies and manufacturing processes that result in competitive advantage and commercial viability; the impact of competitive products and pricing and the ability to successfully compete in the targeted markets; the successful and timely completion of pre-clinical and clinical studies; the ability to attract and retain key personnel and key collaborators; the ability to adequately protect proprietary information and technology from competitors; and the ability to ensure that we do not infringe upon the rights of third parties. Material factors or assumptions that were applied in drawing a conclusion or making an estimate set out in the forward-looking information include the factors identified throughout this prospectus. The forward-looking statements contained in this prospectus represent our expectations as of the date of this prospectus, and are subject to change after such date. We any intention or obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise, except as required under applicable securities regulations. We undertake no obligation to update any forward-looking statements to reflect events or circumstances after the date on which such statements were made or to reflect the occurrence of unanticipated events, except as may be required by applicable securities laws.

PROSPECTUS SUMMARY

This summary highlights selected information contained elsewhere in this prospectus. To fully understand this offering, you should read the entire prospectus carefully, including the more detailed information regarding our company, the risks of purchasing the Warrants and our Common Stock discussed under “risk factors,” and our financial statements and the accompanying notes. In this prospectus, the words “Company,” “IntelGenx” “we,” “us,” and “our,” refer collectively to IntelGenx Technologies Corp. and IntelGenx Corp., our wholly-owned Canadian subsidiary.

All amounts are U.S.$ unless otherwise indicated. Unless otherwise indicated, the term “year,” “fiscal year” or “fiscal” refers to our fiscal year ending December 31st.

Corporate History

Our predecessor company, Big Flash Corp., was incorporated in Delaware on July 27, 1999. On April 28, 2006, Big Flash, through its Canadian holding corporation, completed the acquisition of IntelGenx Corp., a Canadian company incorporated on June 15, 2003. The Company did not have any operations prior to the acquisition of IntelGenx Corp. In connection with the acquisition, we changed our name from Big Flash Corp. to IntelGenx Technologies Corp. IntelGenx Corp. has continued operations as our operating subsidiary.

Our Business

Overview

We are a drug delivery company established in 2003 and headquartered in Montreal, Quebec, Canada. Our focus is on the development of novel oral immediate-release and controlled-release products for the pharmaceutical market. More recently, we have made the strategic decision to enter the oral film market and have implemented commercial oral film manufacturing capability. This enables us to offer our partners a comprehensive portfolio of pharmaceutical services, including pharmaceutical R&D, clinical monitoring, regulatory support, tech transfer and manufacturing scale-up, and commercial manufacturing.

Our business strategy is to develop pharmaceutical products based on our proprietary drug delivery technologies and, once the viability of a product has been demonstrated, license the commercial rights to partners in the pharmaceutical industry. In certain cases, we rely upon partners in the pharmaceutical industry to fund development of the licensed products, complete the regulatory approval process with the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies relating to the licensed products, and assume responsibility for marketing and distributing such products.

In addition, we may choose to pursue the development of certain products until the project reaches the marketing and distribution stage. We will assess the potential for successful development of a product and associated costs, and then determine at which stage it is most prudent to seek a partner, balancing such costs against the potential for additional returns earned by partnering later in the development process.

Managing our project pipeline is a key success factor for the Company. We have undertaken a strategy under which we will work with pharmaceutical companies in order to apply our oral film technology to pharmaceutical products for which patent protection is nearing expiration, a strategy which is often referred to as “lifecycle management”. Under §505(b)(2) of the Food, Drug, and Cosmetics Act, the FDA may grant market exclusivity for a term of up to three years following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or combination.

The 505(b)(2) pathway is also the regulatory approach to be followed if an applicant intends to file an application for a product containing a drug that is already approved by the FDA for a certain indication and for which the applicant is seeking approval for a new indication or for a new use, the approval of which is required to be supported by new clinical trials, other than bioavailability studies. We have implemented a strategy under which we actively look for such so-called “repurposing opportunities” and determine whether our proprietary VersaFilm™ technology adds value to the product. We currently have two such drug repurposing projects in our development pipeline.

We continue to develop the existing products in our pipeline and may also perform research and development on other potential products as opportunities arise.

We have established a state-of-the-art manufacturing facility with the intent to manufacture all our VersaFilm™ products in-house as we believe that this:

1.	represents a profitable business opportunity,
2.	will reduce our dependency upon third-party contract manufacturers, thereby protecting our manufacturing process know-how and intellectual property, and
3.	allows us to offer our clients and development partners a full service from product conception through to supply of the finished product.

Our Offices and Other Corporate Information

Our executive offices are located at 6420 Abrams, Ville Saint-Laurent, Quebec, H4S 1Y2, Canada, and our telephone number is (514) 331-7440. Our web site address is http://www.IntelGenx.com. Information contained on our web site is not a part of this prospectus.

Recent Developments

On October 22, 2018, we closed an offering of 17,144,314 units (the “Units”) at a price of $0.70 for gross proceeds of approximately $12 million. Each Unit consisted of one share of common stock and one half of one warrant, each whole warrant entitling the holder to purchase one share of common stock of the Company at an exercise price of $1.00 per share. The warrants were exercisable immediately and will expire on October 22, 2021. On October 26, 2018 we issued an additional 903,610 Units pursuant to the exercise of an over-allotment option in the same offering resulting in additional gross proceeds to the Company of $632,527.

On November 6, 2018 we executed a definitive license, development and supply agreement (the “Tilray Agreement”) with Tilray, Inc. (“Tilray®”), a global leader in cannabis production and distribution. Pursuant to the Tilray Agreement, the two companies will co-develop and commercialize oral film products infused with adult-use and medical cannabis (“cannabis-infused VersaFilm™”), in anticipation of amended cannabis regulations that would allow adult-use consumers to purchase edible products in Canada.

Under the Tilray Agreement, IntelGenx and Tilray® will each fund 20% and 80% of the costs associated with the development of the cannabis-infused Versafilm™ products, respectively. We will have the exclusive right to manufacture and supply the co-developed products to Tilray®, and will also receive a fixed single-digit royalty on net product sales. Tilray® will have the exclusive, worldwide marketing and distribution rights for the co-developed products.

On November 13, 2018, we completed a private placement of 1,428,571 shares of Common Stock to Tilray at a subscription price of $0.70 per share for gross proceeds of $1,000,000. We intend to use the proceeds for cannabis-infused VersaFilm™ product development under the Tilray Agreement. Tilray agreed that it will not cause or permit any transfer of any shares of Common Stock until May 14, 2019.

THE OFFERING

Securities Offered:

We are registering 9,023,962 shares of Common Stock issuable upon exercise of the Warrants. The Warrants are exercisable at an exercise price of $1.00 per share and will expire on October 22, 2021. We are also registering 1,226,360 shares of Common Stock issuable upon exercise of the Placement Agent Warrants. The Placement Agent Warrants are exercisable at an exercise price of $0.875 per share and will expire on October 22, 2021. See “Description of Securities We Are Offering.”

Use of Proceeds:	We intend to use the net proceeds of any exercises of the Warrants and Placement Agent Warrants for ongoing working capital and business operations. See “Use of Proceeds.”

Common Stock outstanding prior to the offering:	93,447,474

Shares of Common Stock outstanding after this offering (assuming full exercise of the Warrants) (1)	103,697,796

Risk Factors	See “Risk Factors” beginning on page 11 and other information in this prospectus for a discussion of the factors you should consider before you decide to invest in our securities.

OTCQX Ticker Symbol for Common Stock:	IGXT

TSX Venture Exchange Symbol for Common Stock:	IGX

(1)      The number of shares of Common Stock shown above to be outstanding after this offering assumes the exercise of all Warrants and Placement Agent Warrants registered hereunder, is based on 93,447,474 shares outstanding as of December 21, 2018 and excludes:

•	4,404,818 shares of Common Stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $0.67 per share;
•	5,612,594 additional shares of Common Stock issuable upon the conversion of 7,587,000 debentures under the 2017 unsecured convertible debentures agreements at a conversion price of CA$1.35 per share;
•	2,000,000 additional shares of Common Stock issuable upon the conversion of 1,600,000 debentures under the 6% convertible notes at a conversion price of $0.80 per share;
•	2,654,075 additional shares of Common Stock reserved for issuance with an exercise price of $0.80 per share; and
•	3,335,358 additional shares of Common Stock reserved for future issuance under our amended and restated 2016 stock option plan, as amended on December 3, 2018.

SUMMARY HISTORICAL FINANCIAL INFORMATION

The following tables set forth our summary historical financial information. The selected historical financial information is qualified in its entirety by, and should be read in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our unaudited consolidated financial statements and related notes incorporated by reference into this prospectus by reference to our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 that we filed with the SEC on November 8, 2018.

RESULTS OF OPERATIONS:

	Twelve-month	Nine-month
	period ended	Period ended
	December 31,	September 30,
In thousands	2017	2018
Revenue	$5,195	$1,173
Cost of Royalty and License Revenue	373	-
Research and Development Expenses	2,615	3,106
Selling, General and Administrative Expenses	3,965	4,315
Depreciation of tangible assets	735	540
Operating Loss	(2,493)	(6,788)
Net Loss	(3,051)	(7,609)
Comprehensive Loss	(2,669)	(7,699)

BALANCE SHEET:

	December	September 30,
In thousands	31, 2017	2018
Current Assets	$6,044	$4,062
Leasehold improvements and Equipment	6,346	6,240
Security Deposits	757	745
Current Liabilities	2,077	2,873
Deferred lease obligations	50	51
Long-term debt	1,992	1,384
Convertible Debentures	5,199	5,257
Convertible Notes	-	1,034
Capital Stock	1	1
Additional Paid-in-Capital	25,253	29,571

RISK FACTORS

Our business faces many risks. Any of the risks discussed below, or elsewhere in this report or in our other filings with the SEC, could have a material impact on our business, financial condition, or results of operations.

You should carefully consider the risks described under the heading, “Risk Factors”, in our most recent Annual Report on Form 10-K for the fiscal year ended December 31, 2017 which are incorporated by reference into this prospectus before making an investment decision. You should also refer to the other information in this prospectus or incorporated by reference into this prospectus, including our financial statements and the related notes thereto. The risks and uncertainties described in this prospectus or incorporated by reference into this prospectus are not the only risks and uncertainties we face. Additional risks and uncertainties not presently known to us or that we currently deem immaterial also may impair our business operations. If any of the risks described actually occur, our business, results of operations and financial condition could suffer. In that event the trading price of our Common Stock could decline. The risks described also include forward looking statements and our actual results may differ substantially from those discussed in these forward-looking statements.

Risks Related to Our Business

We have a history of losses and our revenues may not be sufficient to sustain our operations.

Even though we ceased being a “development stage” company in April 2006, we are still subject to all of the risks associated with having a limited operating history and pursuing the development of new products. Our cash flows may be insufficient to meet expenses relating to our operations and the development of our business, and may be insufficient to allow us to develop new products. We currently conduct research and development using our proprietary platform technologies to develop oral controlled release and other delivery products. We do not know whether we will be successful in the development of such products. We have an accumulated deficit of approximately $20,767 thousand since our inception in 2003 through December 31, 2017. To date, these losses have been financed principally through sales of equity securities. Our revenues for the past five years ended December 31, 2017, December 31, 2016, December 31, 2015, December 31, 2014 and December 31, 2013 were $5.2 million, $5.2 million, $5.1 million, $1.7 million and $948 thousand respectively. Revenue generated to date has not been sufficient to sustain our operations. In order to achieve profitability, our revenue streams will have to increase and there is no assurance that revenues will increase to such a level.

We face competition in our industry, and several of our competitors have substantially greater experience and resources than we do.

We compete with other companies within the drug delivery industry, many of which have more capital, more extensive research and development capabilities and greater human resources than we do. Some of these drug delivery competitors include Aquestive Therapeutics Inc. (formerly Monosol Rx), Tesa-Labtec GmbH, BioDelivery Sciences International, Inc. and LTS Lohmann Therapy Systems Corp. Our competitors may develop new or enhanced products or processes that may be more effective, less expensive, safer or more readily available than any products or processes that we develop, or they may develop proprietary positions that prevent us from being able to successfully commercialize new products or processes that we develop. As a result, our products or processes may not compete successfully, and research and development by others may render our products or processes obsolete or uneconomical. Competition may increase as technological advances are made and commercial applications broaden.

There is no assurance that the sale of edibles containing cannabis will be permitted in Canada

Although the Government of Canada has approved the Cannabis Act which is expected to allow for regulated and restricted access to cannabis for recreational use in Canada as of October 17, 2018, cannabis edible products are not currently on the list of products permitted for legal sale in Canada under the Cannabis Act and there is no assurance that they will be in the future.

Risks Related to Our Securities

The price of our Common Stock could be subject to significant fluctuations.

Any of the following factors could affect the market price of our Common Stock:

•	Our failure to achieve and maintain profitability;
•	Changes in earnings estimates and recommendations by financial analysts;
•	Actual or anticipated variations in our quarterly results of operations;
•	Changes in market valuations of similar companies;
•	Announcements by us or our competitors of significant contracts, new products, acquisitions, commercial relationships, joint ventures or capital commitments;
•	The loss of major customers or product or component suppliers;
•	The loss of significant partnering relationships; and
•	General market, political and economic conditions.

We have a significant number of convertible securities outstanding that could be exercised in the future. Subsequent resale of these and other shares could cause our stock price to decline. This could also make it more difficult to raise funds at acceptable levels pursuant to future securities offerings.

Our Common Stock is a high risk investment.

Our Common Stock was quoted on the OTC Bulletin Board under the symbol “IGXT” from January 2007 until June 2012 and, subsequent to our upgrade in June 2012, has been quoted on the OTCQX. Our Common Stock has also been listed on the TSX-V under the symbol “IGX” since May 2008.

There is a limited trading market for our Common Stock, which may affect the ability of stockholders to sell our Common Stock and the prices at which they may be able to sell our Common Stock.

The market price of our Common Stock has been volatile and fluctuates widely in response to various factors which are beyond our control. The price of our Common Stock is not necessarily indicative of our operating performance or long term business prospects. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our Common Stock.

As a result of the foregoing, our Common Stock should be considered a high risk investment.

The application of the “penny stock” rules to our Common Stock could limit the trading and liquidity of our Common Stock, adversely affect the market price of our Common Stock and increase stockholder transaction costs to sell those shares.

As long as the trading price of our Common Stock is below $5.00 per share, the open market trading of our Common Stock will be subject to the “penny stock” rules, unless we otherwise qualify for an exemption from the “penny stock” definition. The “penny stock” rules impose additional sales practice requirements on certain broker-dealers who sell securities to persons other than established customers and accredited investors (generally those with assets in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 together with their spouse). These regulations, if they apply, require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the associated risks. Under these regulations, certain brokers who recommend such securities to persons other than established customers or certain accredited investors must make a special written suitability determination regarding such a purchaser and receive such purchaser’s written agreement to a transaction prior to sale. These regulations may have the effect of limiting the trading activity of our Common Stock, reducing the liquidity of an investment in our Common Stock and increasing the transaction costs for sales and purchases of our Common Stock as compared to other securities.

We became public by means of a reverse merger, and as a result we are subject to the risks associated with the prior activities of the public company with which we merged.

Additional risks may exist because we became public through a “reverse merger” with a shell corporation. Although the shell did not have any operations or assets and we performed a due diligence review of the public company, there can be no assurance that we will not be exposed to undisclosed liabilities resulting from the prior operations of our company.

Our limited cash resources restrict our ability to pay cash dividends.

Since our inception, we have not paid any cash dividends on our Common Stock. We currently intend to retain future earnings, if any, to support operations and to finance the growth and development of our business. Therefore, we do not expect to pay cash dividends in the foreseeable future. Any future determination relating to our dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including future earnings, capital requirements, financial conditions and future prospect and other factors that the board of directors may deem relevant. If we do not pay any dividends on our Common Stock, our stockholders will be able to profit from an investment only if the price of the stock appreciates before the stockholder sells it. Investors seeking cash dividends should not purchase our Common Stock.

If we are the subject of securities analyst reports or if any securities analyst downgrades our Common Stock or our sector, the price of our Common Stock could be negatively affected.

Securities analysts may publish reports about us or our industry containing information about us that may affect the trading price of our Common Stock. In addition, if a securities or industry analyst downgrades the outlook for our stock or one of our competitors’ stocks, the trading price of our Common Stock may also be negatively affected.

There is no public market for the Warrants, which could limit their respective trading price or a holder’s ability to sell them.

There is currently no trading market for the Warrants. As a result, a market may not develop for the Warrants and holders may not be able to sell the Warrants. Future trading prices of the Warrants will depend on many factors, including prevailing interest rates, the market for similar securities, general economic conditions and our financial condition, performance and prospects. Accordingly, holders may be required to bear the financial risk of an investment in the Warrants for an indefinite period of time until their maturity. We do not intend to apply for listing or quotation of the Warrants on any securities exchange or automated quotation system.

You may experience dilution as a result of this offering and future equity offerings.

Giving effect to the issuance of the Common Stock upon exercise of the Warrants and Placement Agent Warrants, the receipt of the expected net proceeds and the use of those proceeds, this offering may have a dilutive effect on our expected net income available to our stockholders per share and funds from operations per share. Furthermore, we are not restricted from issuing additional securities in the future, including Common Stock, securities that are convertible into or exchangeable for, or that represent the right to receive, Common Stock or substantially similar securities. To the extent that we raise additional funds through the sale of equity or convertible debt securities, the issuance of such securities will result in dilution to our stockholders. We may sell Common Stock or other securities in any other offering at a price per share that is less than the price per share paid by investors in this Offering, and investors purchasing Common Stock or other securities in the future could have rights superior to existing stockholders. The price per share at which we sell additional shares of Common Stock, or securities convertible or exchangeable into Common Stock, in future transactions may be higher or lower than the price per share paid by investors in this offering.

USE OF PROCEEDS

We will not receive any proceeds from the sale or other disposition of the Warrants and Placement Agent Warrants. However, we will receive the cash exercise price of the Warrants or Placement Agent Warrants, if any, and will use the proceeds for ongoing working capital needs.

DILUTION

If you invest in our securities, you will experience dilution to the extent of the difference between the exercise price per share of our Common Stock and the net tangible book value of our Common Stock immediately after this offering.

Net tangible book value per share is equal to total assets less intangible assets and total liabilities, divided by the number of shares of our outstanding Common Stock. Our net tangible book value as of September 30, 2018 was approximately $448 thousand, or $0.01 per share of Common Stock.

After giving effect to the issuance of 10,250,322 shares of our Common Stock upon exercise of the Warrants and Placement Agent Warrants, our as adjusted net tangible book value as of September 30, 2018 would have been approximately $10.5 million. This represents an immediate increase in net tangible book value of $0.12 per share to existing stockholders and an immediate dilution in net tangible book value of $0.855 per share to investors exercising Warrants and Placement Agent Warrants. The following table illustrates this per share dilution:

Warrant Exercise price per share	$1.00
Placement Agent Warrant Exercise per shares	$0.875
Net tangible book value per share as of June 30, 2018	$0.01
Increase per share attributable to new investors	$0.12
As adjusted net tangible book value per share after this Offering	$0.13
Dilution per share to new investors	$0.855

The number of shares of Common Stock shown above to be outstanding after this Offering assumes the exercise of all of the Warrants and Placement Agent Warrants, is based on 93,447,474 shares outstanding as of September 30, 2018 and excludes:

•	4,404,818 shares of Common Stock issuable upon exercise of outstanding stock options, at a weighted average exercise price of $0.67 per share;
•	5,612,594 additional shares of Common Stock issuable upon the conversion of 7,587,000 debentures under the 2017 unsecured convertible debentures agreements at a conversion price of CA$1.35 per share;
•	2,000,000 additional shares of Common Stock issuable upon the conversion of 1,600,000 debentures under the 6% convertible notes at a conversion price of $0.80 per share;
•	2,654,075 additional shares of Common Stock reserved for issuance with an exercise price of $0.80 per share; and

3,335,358 additional shares of Common Stock reserved for future issuance under our amended and restated 2016 stock option plan, as amended on December 3, 2018.

Subsequent to September 30, 2018 and through the date of this prospectus, we issued:

•	18,047,924 shares of Common Stock pursuant to an offering of Units
•	The Warrants which are exercisable for 9,023,962 shares Common Stock at an exercise price of $1.00
•	The Placement Agent Warrants which are exercisable for 1,226,360 shares of Common Stock at an exercise price of $0.875; and
•	1,428,571 shares of Common Stock to Tilray pursuant to the Tilray Agreement
•	900,903 shares of Common Stock pursuant to warrant and debenture exercises.

DESCRIPTION OF BUSINESS

Overview

We are a drug delivery company established in 2003 and headquartered in Montreal, Quebec, Canada. Our focus is on the development of novel oral immediate-release and controlled-release products for the pharmaceutical market.

More recently, we have made the strategic decision to enter the oral film market and have implemented commercial oral film manufacturing capability. This enables us to offer our partners a comprehensive portfolio of pharmaceutical services, including pharmaceutical R&D, clinical monitoring, regulatory support, tech transfer and manufacturing scale-up, and commercial manufacturing.

Our business strategy is to develop pharmaceutical products based on our proprietary drug delivery technologies and, once the viability of a product has been demonstrated, license the commercial rights to partners in the pharmaceutical industry. In certain cases, we rely upon partners in the pharmaceutical industry to fund development of the licensed products, complete the regulatory approval process with the U.S. Food and Drug Administration (“FDA”) or other regulatory agencies relating to the licensed products, and assume responsibility for marketing and distributing such products.

In addition, we may choose to pursue the development of certain products until the project reaches the marketing and distribution stage. We will assess the potential for successful development of a product and associated costs, and then determine at which stage it is most prudent to seek a partner, balancing such costs against the potential for additional returns earned by partnering later in the development process.

Managing our project pipeline is a key success factor for the Company. We have undertaken a strategy under which we will work with pharmaceutical companies in order to apply our oral film technology to pharmaceutical products for which patent protection is nearing expiration, a strategy which is often referred to as “lifecycle management”. Under §505(b)(2) of the Food, Drug, and Cosmetics Act, the FDA may grant market exclusivity for a term of up to three years following approval of a listed drug that contains previously approved active ingredients but is approved in a new dosage, dosage form, route of administration or combination.

The 505(b)(2) pathway is also the regulatory approach to be followed if an applicant intends to file an application for a product containing a drug that is already approved by the FDA for a certain indication and for which the applicant is seeking approval for a new indication or for a new use, the approval of which is required to be supported by new clinical trials, other than bioavailability studies. We have implemented a strategy under which we actively look for such so-called “repurposing opportunities” and determine whether our proprietary VersaFilm™ technology adds value to the product. We currently have two such drug repurposing projects in our development pipeline.

We continue to develop the existing products in our pipeline and may also perform research and development on other potential products as opportunities arise.

We have established a state-of-the-art manufacturing facility with the intent to manufacture all our VersaFilm™ products in-house as we believe that this:

1.	represents a profitable business opportunity,
2.	will reduce our dependency upon third-party contract manufacturers, thereby protecting our manufacturing process know-how and intellectual property, and
3.	allows us to offer our clients and development partners a full service from product conception through to supply of the finished product.

Recent Developments

On October 22, 2018, we closed an offering of 17,144,314 units at a price of $0.70 for gross proceeds of approximately $12 million. Each Unit consisted of one share of common stock and one half of one warrant, each whole warrant entitling the holder to purchase one share of common stock of the Company at an exercise price of $1.00 per share. The warrants were exercisable immediately and will expire on October 22, 2021. On October 26, 2018 we issued an additional 903,610 Units pursuant to the exercise of an over-allotment option in the same offering resulting in additional gross proceeds to the Company of $632,527.

On November 6, 2018 we executed the Tilray Agreement with Tilray. Pursuant to the Tilray Agreement, the two companies will co-develop and commercialize oral film products infused with adult-use and medical cannabis (“cannabis-infused VersaFilm™”), in anticipation of amended cannabis regulations that would allow adult-use consumers to purchase edible products in Canada.

Under the Tilray Agreement, IntelGenx and Tilray® will each fund 20% and 80% of the costs associated with the development of the cannabis-infused Versafilm™ products, respectively. We will have the exclusive right to manufacture and supply the co-developed products to Tilray®, and will also receive a fixed single-digit royalty on net product sales. Tilray® will have the exclusive, worldwide marketing and distribution rights for the co-developed products.

On November 13, 2018, we completed a private placement of 1,428,571 shares of Common Stock to Tilray at a subscription price of $0.70 per share for gross proceeds of $1,000,000. We intend to use the proceeds for cannabis-infused VersaFilm™ product development under the Tilray Agreement. Tilray agreed that it will not cause or permit any transfer of any shares of Common Stock until May 14, 2019.

DESCRIPTION OF CAPITAL STOCK

The authorized share capital of the Company consists of 200,000,000 shares of Common Stock with a par value of $0.00001 and 20,000,000 shares of preferred stock with a par value of $0.00001. As at December 21, 2018, there were 93,447,474 shares of Common Stock issued and outstanding and no preferred stock issued and outstanding.

Common Stock

The holders of Common Stock are entitled to one vote per share on all matters voted on by stockholders, including the election of directors. Except as otherwise required by law, the holders of Common Stock exclusively possess all voting power. The holders of Common Stock are entitled to dividends as may be declared from time to time by our board of directors from funds available for distribution to holders. No holder of Common Stock has any pre-emptive right to subscribe to any securities of ours of any kind or class or any cumulative voting rights. The outstanding shares of Common Stock are, and the shares, upon issuance and sale as contemplated will be, duly authorized, validly issued, fully paid and non-assessable.

Rights Upon Dissolution or Winding Up

The Delaware General Corporation Law provides that upon dissolution, liquidation or winding-up of the Company, holders of Common Stock have the lowest priority in the distribution of assets and will only receive a distribution if all senior obligations have been paid. If all senior obligations have been paid, the holders of shares of Common Stock will be entitled to receive our assets available for distribution proportionate to their pro rata ownership of the outstanding shares of Common Stock.

Anti-Takeover Effects of Various Provisions of Delaware Law and Our Certificate of Incorporation and By-laws

The Delaware General Corporation Law, our certificate of incorporation and our by-laws contain provisions that may have some anti-takeover effects and may delay, defer or prevent a tender offer or takeover attempt that a stockholder might consider in his, her or its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Delaware Anti-Takeover Statute

We are subject to Section 203 of the Delaware General Corporation Law (“Section 203”). Subject to specific exceptions, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years after the time the stockholder becomes an interested stockholder, unless:

•

the business combination, or the transaction in which the stockholder became an interested stockholder, is approved by our board of directors prior to the time the interested stockholder attained that status;

•

upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of our voting stock outstanding at the time the transaction commenced, excluding those shares owned by persons who are directors and also officers and employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or after the time a stockholder became an interested stockholder, the business combination is approved by our board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least two-thirds of our outstanding voting stock that is not owned by the interested stockholder.

“Business combinations” include mergers, asset sales and other transactions resulting in a financial benefit to the interested stockholder. Subject to various exceptions, in general, an “interested stockholder” is a stockholder who, together with his, her or its affiliates and associates, owns, or within three years did own, 15% or more of the shares of our outstanding voting stock. These restrictions could prohibit or delay the accomplishment of mergers or other takeover or change of control attempts with respect to us and, therefore, may discourage attempts to acquire us.

Warrants

As of the date of this prospectus we had outstanding warrants to purchase an aggregate of 2,654,075 shares of our Common Stock at an exercise price of $0.80, expiring on June 1, 2021, as well as the outstanding Warrants to purchase a total of 9,023,962 shares of our Common Stock which are exercisable until October 22, 2021 at an exercise price of $1.00 per share of our Common Stock and the outstanding Placement Agent Warrants to purchase a total of 1,226,360 shares of Common Stock which are exercisable until October 22, 2021 at an exercise price of $0.875 per share of our Common Stock, which are being covered by this prospectus.

Preferred Stock

Our board of directors is authorized to issue all and any of the shares of preferred stock in one or more series, fix the number of shares, determine or alter for each such series voting powers or other rights, qualifications, limitations or restrictions thereof. As of the date of this prospectus, there are no shares of preferred stock outstanding.

Convertible Debentures

The Company has an aggregate of CDN$7,577,000 of 8% Convertible Unsecured Subordinated Debentures due June 30, 2020 (the “Debentures”). The Debentures mature on June 30, 2020 and bear interest at annual rate of 8% payable semi-annually on the last day of June and December of each year, commencing on December 31, 2017.

Conversion

The Debentures are convertible at the option of the holders at any time prior to the close of business on the earlier of June 30, 2020 and the business day immediately preceding the date specified by the Company for redemption of Debentures. The conversion price will be CDN$1.35 (the “Conversion Price”) per share of Common Stock, being a conversion rate of approximately 740 Shares per CDN$1,000 principal amount of Debentures, subject to adjustment in certain events.

Redemption

The Debentures are not redeemable prior to June 30, 2018. On or after June 30, 2018, but prior to June 30, 2019, the Debentures may be redeemed at the Company’s sole option, in whole or in part, from time to time on required prior notice at a redemption price equal to the principal amount of the Debentures, provided that the current market price on the date on which such notice of redemption is given is not less than 125% of the Conversion Price. On or after June 30, 2019 and prior to June 30, 2020, the Debentures may be redeemed at the Company’s sole option, in whole or in part, from time to time on required prior notice, at a redemption price equal to the principal amount of the Debentures, irrespective of the current market price. In addition thereto, at the time of redemption, the Company will pay to the holder accrued and unpaid interest up to but not including the date of redemption.

Subordination

The payment of the principal of, and interest on, the Debentures is subordinated in right of payment to the prior payment in full of all Senior Indebtedness of the Company, including indebtedness under the Company’s present and future bank credit facilities and any other secured creditors. “Senior Indebtedness” of the Company is defined as the principal of and premium, if any, and interest on and other amounts in respect of all indebtedness of the Company other than indebtedness evidenced by the Debentures and all other existing and future debentures or other instruments of the Company which, by the terms of the instrument creating or evidencing the indebtedness, is expressed to be pari passu with, or subordinate in right of payment to, the Debentures. Subject to statutory or preferred exceptions or as may be specified by the terms of any particular securities, each Debenture ranks pari passu with each other Debenture, and with all other present and future subordinated and unsecured indebtedness of the Company except for sinking fund provisions (if any) applicable to different series of debentures or similar obligations of the Company. The Debentures will not limit the ability of the Company to incur additional indebtedness, including indebtedness that ranks senior to the Debentures, or from mortgaging, pledging or charging its properties to secure any indebtedness.

The Debentures are also effectively subordinated to claims of creditors of the Company’s subsidiaries, except to the extent the Company is a creditor of such subsidiaries ranking at least pari passu with such other creditors.

Convertible Notes

As of the date of this prospectus, we have $1,600,000 outstanding under our 6% convertible unsecured subordinated notes, due June 1, 2021 (the “Notes”) pursuant to which 2,000,000 shares of our Common Stock are issuable upon full conversion of all of such Notes.

Interest

The Notes bear interest from, and including, the date of issue at the rate of 6.00% per annum, payable in arrears on March 1, June 1, September 1 and December 1, with the last such payment falling due on June 1, 2021.

Default

Under the terms of the Notes, an event of default in respect of the Notes will occur if any one or more of the following described events has occurred and is continuing with respect to the Notes: (a) failure to pay principal or premium, if any, when due on the Notes, whether at maturity, upon redemption, by declaration or otherwise; (b) certain events of bankruptcy, insolvency or reorganization of the Company under bankruptcy or insolvency laws; or (c) the Company breaches any representation or covenant in the Note that could reasonably be expected to have a material adverse effect. If an Event of Default has occurred and is continuing, an investor may, with the written consent of the holders of more than 50% of the principal amount of the Notes then outstanding, by written notice to the Company, declare all outstanding Notes to be immediately due and payable without presentment, demand, protest or any other notice of any kind, all of which will be expressly waived by the Company.

Subordination

The Notes are junior to any of the Company’s the principal of, premium, if any, and interest on (i) all indebtedness for money borrowed or guaranteed by the Company other than the Company’s subordinated debt securities, unless the indebtedness expressly states to have the same rank as, or to rank junior to, the Company’s subordinated debt securities, (ii) and any deferrals, renewals or extensions of any such indebtedness.

Conversion

Each holder of Notes may, at its option, at any time prior to payment in full of the principal amount of the Note or the conversion of the note at the option of the Company, convert, in whole or in part, the outstanding principal amount of its Notes and all accrued and unpaid interest on such Note into 6,250 fully paid and nonassessable shares of Common Stock for each $5,000 aggregate principal amount of Notes then outstanding (the “Conversion Ratio”). Any interest payable in Conversion Shares shall be converted based on the Conversion Ratio.

At any time following the date on which the Common Stock trades on the OTCQX or other United States market or exchange at a price of $1.40 or greater for 20 consecutive trading days, the Company may elect to convert the then outstanding principal amount of the Notes and any interest payable in shares of Common Stock based on the Conversion Ratio.

Waiver and Amendment

Any provision of the Notes may be amended, waived or modified upon the written consent of the Company and the holders of more than 50% of the principal amount of the Notes then outstanding. A consent or waiver may not reduce the principal amount of any Note without the holder’s written consent, or (ii) reduce the rate of interest of any Note without the holder’s written consent.

DESCRIPTION OF SECURITIES WE ARE OFFERING

This prospectus relates to the shares of Common Stock issuable from time to time upon exercise of our Warrants and Placement Agent Warrants issued on October 22, 2018 and October 26, 2018.

Common Stock

Holders of our Common Stock have the rights set forth above under the heading “Description of Capital Stock-Common Stock.”

Warrants and Placement Agent Warrants

The following summary of certain terms and provisions of the Warrants and Placement Agent Warrants is not complete and is subject to, and qualified in its entirety by the provisions of the Warrants, the form of which is filed as an exhibit to the registration statement of which this prospectus is a part.

Duration and Exercise Price

The Warrants entitle the holders thereof to purchase up to an aggregate of 9,023,962 shares of our Common Stock at an exercise price of $1.00 per share, commencing immediately on the issuance date and will expire October 22, 2021. The Placement Agent Warrants entitle the holders thereof to purchase up to an aggregate of 1,226,360 shares of our Common Stock at an exercise price of $0.875 per share, commencing immediately on the issuance date and will expire October 22, 2021. After the close of business on the expiration date, unexercised Warrants will become void. The Warrants and Placement Agent Warrants were issued in certificated form.

In the absence of an effective registration statement or an available prospectus thereunder for issuance of shares upon exercise of the Warrants and Placement Agent Warrants as applicable, we shall be required to pay liquidated damages to the holder during the period of time of unavailability of an effective registration statement or prospectus, as described in the Warrants.

The exercise price of the Warrants and the Placement Agent Warrants is subject to adjustment in the case of stock dividends or other distributions on shares of Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock, stock splits, stock combinations, reclassifications or similar events affecting our Common Stock.

Prior to the exercise of any Warrants or Placement Agent Warrants, holders of the Warrants or Placement Agent Warrants will not have any of the rights of holders of the Common Stock purchasable upon exercise, including voting rights; provided, however, that the holders of the Warrants and Placement Agent Warrants will have certain rights to participate in distributions or dividends or rights offerings on our Common Stock to the extent set forth in the certificates representing the Warrants and the Placement Agent Warrants.

Exercisability

The Warrants and Placement Agent Warrants may not be exercised by the holder to the extent that the holder, together with its affiliates, would beneficially own, after such exercise more than 4.99% (or, at the election of purchaser prior to the date of issuance, 9.99%) of Common Stock then outstanding, subject to the right of the holder to increase or decrease such beneficial ownership limitation upon notice to us, provided that such limitation cannot exceed 9.99% and provided that any increase in the beneficial ownership limitation shall not be effective until 61 days after such notice is delivered.

Fundamental Transactions

In addition, the Warrants and Placement Agent Warrants provide that if, at any time while such Warrants Placement Agent Warrants are outstanding, we (1) consolidate or merge with or into another corporation, (2) sell all or substantially all of our assets or (3) are subject to or complete a tender or exchange offer pursuant to which holders of our Common Stock are permitted to tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock, (4) effect any reclassification, reorganization or recapitalization of our Common Stock or any compulsory share exchange pursuant to which our Common Stock is converted into or exchanged for other securities, cash or property, or (5) engage in one or more transactions with another party that results in that party acquiring more than 50% of our outstanding Common Stock (each, a “Fundamental Transaction”), then the holder of such Warrants and Placement Agent Warrants shall have the right thereafter to receive, upon exercise of the Warrant or Placement Agent Warrant, the same amount and kind of securities, cash or property as it would have been entitled to receive upon the occurrence of such Fundamental Transaction if it had been, immediately prior to such Fundamental Transaction, the holder of the number of shares of Common Stock then issuable upon exercise of the Warrant or Placement Agent Warrant, and any additional consideration payable as part of the Fundamental Transaction. Any successor to us or surviving entity shall assume the obligations under the Warrant or Placement Agent Warrant.

Exchange Listing

We do not plan on making an application to list the Warrants or Placement Agent Warrants on any national securities exchange or quotation system.

Waivers and Amendments

The provisions of the Warrants or Placement Agent Warrants may be amended only if we obtain the written consent of a Holder.

PLAN OF DISTRIBUTION

This prospectus relates to our shares of Common Stock issuable upon exercise of the Warrants and Placement Agent Warrants. The Warrants and Placement Agent Warrants were offered and sold by us pursuant to a prospectus supplement dated October 19, 2018 and a related base prospectus dated October 4, 2018. The ongoing offer for sale by us of our Common Stock issuable upon exercise of such Warrants and Placement Agent Warrants is being made pursuant to this prospectus.

Our Common Stock is quoted on the OTCQX under the symbol “IGXT” and listed on the TSX-V under the symbol “IGX”.

The transfer agent and registrar for our Common Stock is Philadelphia Stock Transfer, Inc.

LEGAL MATTERS

The validity of the Common Stock offered hereby will be passed upon by Dorsey & Whitney, LLP.

EXPERTS

IntelGenx Technologies Corp. financial statements for the years ended December 31, 2017 and 2016 included in this registration statement have been audited by Richter, LLP, Montreal, Quebec, an independent registered public accounting firm, as stated in their report, and have been so included in reliance upon the report of said firm and their authority as experts in accounting and auditing. This report expresses an unqualified opinion.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file reports and other information with the Securities and Exchange Commission. We have also filed a registration statement on Form S-1, including exhibits, with the SEC with respect to the shares being offered in this offering. This prospectus is part of the registration statement, but it does not contain all of the information included in the registration statement or exhibits. For further information with respect to us and our Common Stock, we refer you to the registration statement and to the exhibits and schedules to the registration statement. Statements contained in this prospectus as to the contents of any contract or any other document referred to are not necessarily complete, and in each instance, we refer you to the copy of the contract or other document filed as an exhibit to the registration statement. Each of these statements is qualified in all respects by this reference. You may inspect a copy of the registration statement and other reports we file with the Securities and Exchange Commission without charge at the SEC’s principal office in Washington, D.C., and copies of all or any part of the registration statement may be obtained from the Public Reference Section of the SEC, 100 F Street NE, Washington, D.C. 20549, upon payment of fees prescribed by the SEC. The SEC maintains an internet site that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. The address of the Web site is http://www.sec.gov. The SEC’s toll free investor information service can be reached at 1-800-SEC-0330.

DOCUMENTS INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information contained in documents that we file with them. We are incorporating by reference into this prospectus the documents listed below (excluding any information furnished under Items 2.02 or 7.01 in any Current Report on Form 8-K):

•	Our Annual Report on Form 10-K for the fiscal year ended December 31, 2017 that we filed with the SEC on March 29, 2018;
•	Our Quarterly Report on Form 10-Q for the quarter ended March 31, 2018 that we filed with the SEC on May 10, 2018;
•	Our Quarterly Report on Form 10-Q for the quarter ended June 30, 2018 that we filed with the SEC on August 9, 2018;
•	Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2018 that we filed with the SEC on November 8, 2018
•	Our Proxy Statement on Schedule 14A that we filed with the SEC on March 29, 2018 (the “Proxy Statement”); and
•	Our Current Reports on Form 8-K filed with the SEC on January 26, 2018, May 10, 2018, October 17, 2018, October 22, 2018 and December 18, 2018.

By incorporating by reference our Annual Report on Form 10-K, and our Proxy Statement, we can disclose important information to you by referring you to our Annual Report on Form 10-K, and our Proxy Statement, which are considered part of this prospectus.

Any statement contained in a document incorporated or deemed to be incorporated by reference into this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or any other subsequently filed document that is deemed to be incorporated by reference into this prospectus modifies or supersedes the statement. Any statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

All documents that we file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the effective date of the initial registration statement of which this prospectus is a part and all such documents that we file with the SEC after the date of this prospectus and before the termination of the offering of our securities shall be deemed incorporated by reference into this prospectus and to be a part of this prospectus from the respective dates of filing such documents. Unless specifically stated to the contrary, none of the information that we disclose under Items 2.02 or 7.01 of any Current Report on Form 8-K that we may from time to time furnish to the SEC will be incorporated by reference into, or otherwise included in, this prospectus.

Any statement contained in a document incorporated by reference in this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that also is or is deemed to be incorporated by reference in this prospectus modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

Copies of the documents incorporated by reference in this Prospectus may be obtained on written or oral request without charge from our Corporate Secretary at 6420 Abrams, Ville Saint Laurent, Quebec H4S 1Y2, Canada (telephone: (514) 331-7440).

We also maintain a web site at http://www.intelgenx.com through which you can obtain copies of documents that we have filed with the SEC. The contents of that site are not incorporated by reference into or otherwise a part of this prospectus.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13. Other Expenses of Issuance and Distribution

The following table sets forth the costs and expenses payable by us in connection with the distribution of the securities being registered. All of the amounts shown are estimates, except the SEC registration fee. We have agreed to bear all expenses (other than underwriting discounts and selling commissions) in connection with the registration and sale of the securities offered hereby.

SEC registration fee	$1,225
Legal fees and expenses	$10,000
Accountants’ fees and expenses	$5,000
Printing expenses	$1,000
Miscellaneous expenses	$1,000
Total:	$18,225

Item 14. Indemnification of Directors and Officers

Section 145 of the Delaware General Corporation Law (the “DGCL”), provides that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that he is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him in connection with such action, suit or proceeding if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Section 145 further provides that a corporation similarly may indemnify any such person serving in any such capacity who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor, against expenses (including attorneys’ fees) actually and reasonably incurred in connection with the defense or settlement of such action or suit if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Delaware Court of Chancery or such other court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

We have agreed to indemnify our officers and directors to the fullest extent permitted by law. Such indemnification is intended to supplement our officers’ and directors’ liability insurance.

Our certificate of incorporation provides that no director shall be personally liable to the corporation or its stockholders for monetary damages for any breach of fiduciary duty by such director as a director. A director shall be liable to the extent provided by applicable law, however, (a) for breach of the director’s duty of loyalty to the corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) pursuant to Section 174 of the DGCL, or (d) for any transaction from which the director derived an improper personal benefit.

To the extent permitted by applicable law, we are also authorized to provide indemnification of (and advancement of expenses to) such agents (and any other persons to which Delaware law permits us to provide indemnification) through provisions in our bylaws, agreements with such agents or other persons, voting of security holders or disinterested directors or otherwise, in excess of the indemnification and advancement otherwise permitted by Section 145 of the DGCL, subject only to limits created by applicable Delaware law (statutory or non-statutory), with respect to actions for breach of duty to us, our security holders and others.

Any repeal or modification of any of the foregoing provisions of the indemnification provisions in our certificate of incorporation or bylaws shall be prospective and shall not adversely affect any right or protection of a director, officer, agent, or other person existing at the time of, or increase the liability of any director of our company with respect to any acts or omissions of such director occurring prior to, such repeal or modification.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or controlling persons of our company, pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered hereunder, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Recent Sales of Unregistered Securities

On May 8, 2018 the Company sold to accredited investors 320 units, each consisting of (i) 7,940 shares of the Company’s Common Stock, (ii) a $5,000 convertible 6% note and (iii) 7,690 warrants, for gross proceeds of $3,200,000. Cantone Research, Inc. (“Cantone”) and Leede Jones Gable Inc. (“Leede Jones”) acted as placement agents. As part of their commission, Cantone and Leede Jones received an aggregate amount of 243,275 warrants. The Company’s issuance of the foregoing securities was made in reliance upon the exemption from registration of the Securities Act provided by Rule 506(d) of Regulation D for sales in the United States and pursuant to Regulation S for sales outside of the United States.

On November 13, 2018, we completed a private placement of 1,428,571 shares of Common Stock to Tilray, Inc. (“Tilray®”) at a subscription price of $0.70 per share for gross proceeds of $1,000,000. We intend to use the proceeds for cannabis-infused VersaFilm™ product development under our definitive license, development and supply agreement with Tilray®. The Company’s issuance of the foregoing securities was made in reliance upon the exemption from registration of the Securities Act provided by Section 4(a)(2) and applicable state securities laws.

Item 16. Exhibits and Financial Statement Schedules

The following exhibits are filed as part of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description
2.1	Share exchange agreement dated April 10, 2006 (incorporated by reference to the Form 8-K/A filed on May 5, 2006)
3.1	Certificate of Incorporation (incorporated by reference to the Form SB-2 (File No. 333-90149) filed on November 16, 1999)
3.2	Amendment to the Certificate of Incorporation (incorporated by reference to amendment No. 2 to Form SB-2 (File No. 333-135591) filed on August 28, 2006)
3.3	Amendment to the Certificate of Incorporation (incorporated by reference to the Form DEF 14C filed on April 20, 2007)
3.4	Amendment to the Certificate of Incorporation (incorporated by reference to the Form S-1/A filed on May 12, 2017)
3.5	By-Laws (incorporated by reference to the Form SB-2 (File No. 333-91049) filed on November 16, 1999)
3.6	Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 31, 2011)
3.7	Amended and Restated By-Laws (incorporated by reference to the Form 8-K filed on March 21, 2012)
4.1	Form of Warrant (incorporated by reference to the Form 8-K filed on October 22, 2018)
5.1*	Opinion of Dorsey & Whitney LLP

9.1	Voting Trust agreement (incorporated by reference to the Form 8-K/A filed on May 5, 2006)
10.1 +	Horst Zerbe employment agreement dated October 1, 2014 (incorporated by reference to the Form 10-Q filed on November 12, 2014)
10.2	Registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333-135591) filed on July 3, 2006)
10.3	Principal’s registration rights agreement (incorporated by reference to the Form SB-2 (File No. 333- 135591) filed on July 3, 2006)
10.4 +	2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 21, 2006)
10.5 +	Amended and Restated 2006 Stock Option Plan, May 29, 2008 (incorporated by reference to the Form 10-K filed on March 25, 2009)
10.6	Co-Development and Commercialization Agreement with RedHill Biopharma Ltd. (incorporated by reference to the Form 10-Q filed on November 9, 2010)
10.7 +	Amended and Restated 2006 Stock Option Plan (incorporated by reference to the Form S-8 filed on November 15, 2010)
10.8	Project Transfer Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010)
10.9	Co-development and Licensing Agreement (incorporated by reference to the Form 10-Q filed on May 14, 2010)
10.10	License and Asset Transfer Agreement with Edgemont Pharmaceuticals (incorporated by reference to the Form 10Q filed on May 15, 2012)
10.11+	Amended and Restated 2006 Stock Option Plan, (incorporated by reference to the Form 8-K filed on May 9, 2013)
10.12	Engagement Letter Wainwright dated October 10, 2013, amended December 3, 2013 (incorporated by reference to the Form S-1/A Registration Statement filed December 16, 2013)
10.13	Amended Form of Securities Purchase Agreement (incorporated by reference to the Form S-1/A Registration Statement filed on December 16, 2013)
10.14	Form of Warrant (incorporated by reference to the Form S-1/A Registration Statement filed on October 25, 2013)
10.15	Form of Placement Agent Warrant (incorporated by reference to the Form S-1/A Registration Statement filed on December 4, 2013)
10.16 ++	Development Services and Commercialization Agreement with PAR Pharmaceuticals, dated December 19, 2011 (incorporated by reference to the Form 10-K filed on March 11, 2014)
10.17 ++	Development Services and Commercialization Agreement with PAR Pharmaceuticals, dated January 8, 2014 (incorporated by reference to the Form 10-K filed on March 11, 2014)
10.18+	Employment Agreement John Durham, January 2015 (incorporated by reference to the Form 10-K filed on March 31, 2015)
10.19+	Employment Agreement Andre Godin, July 2015 (incorporated by reference to the Form 8-K filed on July 20, 2015)
10.20+	Employment Agreement Nadine Paiement, January 2016 (incorporated by reference to the Form 10- K filed on March 30, 2016)
10.21+	Employment Agreement Dana Matzen, March 2016 (incorporated by reference to the Form 10-K filed on March 30, 2016)
10.22+	2016 Stock Option Plan May, 11 2016 (incorporated by reference to the Form S-8 Registration Statement filed on August 3, 2016)
10.23	Amended Principal’s Registration Rights Agreement, November 8, 2016 (incorporated by reference to Form 10-Q filed on November 10, 2016)
10.24	Agency Agreement dated June 28, 2017 (incorporated by reference from the Company’s Form 8-K filed on July 5, 2017)
10.25+	Deferred Share Unit Plan for non-employee directors
10.26	Form of Securities Purchase Agreement (incorporated by reference to the Form 8-K filed on May 10, 2018)
10.27	Form of Registration Rights Agreement (incorporated by reference to the Form 8-K filed on May 10, 2018)
10.28	Form of Note (incorporated by reference to the Form 8-K filed on May 10, 2018)
10.29	Form of Securities Purchase Agreement (incorporated by reference to the Form 8-K filed on October 22, 2018)

10.30	Placement Agent Agreement between the Company and H.C. Wainwright & Co., LLC (incorporated by reference to the Form 8-K filed on October 22, 2018)
10.31	Placement Agent Agreement between the Company and Echelon Wealth Partners Inc. (incorporated by reference to the Form 8-K filed on October 22, 2018)
21.1	Subsidiaries of the small business issuer (incorporated by reference to the Form SB-2 (File No. 333- 135591) filed on July 3, 2006)
23.1*	Consent of Richter LLP
23.2*	Consent of Dorsey & Whitney LLP (contained in Exhibit 5.1)

* Filed herewith
+ Indicates management contract or employee compensation plan
++ Portions of this exhibit have been omitted based on an application for confidential treatment from the SEC. The omitted portions of these exhibits have been submitted separately with the SEC

Item 17. Undertakings

The undersigned registrant hereby undertakes:

(1)      To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(a)      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933; (b) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424

(b)      if, in aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(c)      To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)      That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)      To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)      That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(a)      If the Corporation is relying on Rule 430B:

(i)       Each prospectus filed by the Corporation pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)      Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(b)      If the Corporation is subject to Rule 430C: Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)      That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)      Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)      Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)      The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)      Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)      For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(7)      Insofar as Indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provision, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question of whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Ville St-Laurent, Province of Quebec, on December 21, 2018.

INTELGENX TECHNOLOGIES CORP.

By:	/s/ Horst G. Zerbe
Horst G. Zerbe
Chief Executive Officer and President
(Principal Executive Officer)

By:	/s/ Andre Godin
Andre Godin
Chief Financial Officer (Principal Financial and
Accounting Officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Horst Zerbe and Andre Godin his or her true and lawful attorney in fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post effective amendments) to the Registration Statement, and to sign any registration statement for the same offering covered by this Registration Statement that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, and all post effective amendments thereto, and to file the same, with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Horst G. Zerbe	Chief Executive Officer, President and Director	December 21, 2018
Horst G. Zerbe

/s/ Andre Godin	Executive Vice President and Chief Financial Officer	December 21, 2018
Andre Godin

/s/ J. Bernard Boudreau	Director	December 21, 2018
J. Bernard Boudreau

/s/ John Marinucci	Director	December 21, 2018
John Marinucci

/s/ Bernd J. Merlchers	Director	December 21, 2018
Bernd J. Melchers

/s/ Clemens Mayr	Director	December 21, 2018
Clemens Mayr

/s/ Mark Nawacki	Director	December 21, 2018
Mark Nawacki